SNOW LAKE RESOURCES LTD.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON

AUGUST 10, 2022

5:00 P.M. (EASTERN STANDARD TIME) AND

INFORMATION CIRCULAR

July 18, 2022

July 18, 2022

Dear Fellow Shareholder:

Snow Lake Resources Ltd. (“Snow Lake” or the “Company”) is a company in crisis. Kushkush Investments Ply Ltd (Alexandra Discretionary Trust), M + T K PTY LTD < MTK SUPERANNUATION FUND>, Delaware IR LLC, Benjamin Abraham Fogelgam, Nikola Najdoski, Yukor Mipoz Pty Ltd, Ozzi Pty Ltd and Deerhunter Investments Pty Ltd (collectively, the “Concerned Shareholders”) regret having to take action, but have concluded they have no alternative if they are to try to address the readily apparent governance issues of the Company on a timely basis in an effort to address the Company’s dramatic decline.

The Concerned Shareholders believe that the Company has:

•failed to work with the Concerned Shareholders to develop a plan for the Company to address the readily apparent governance issues of the Company on a timely basis in an effort to address the Company’s dramatic decline; and

•failed to call a special meeting of shareholders requisitioned by the Concerned Shareholders.

The Concerned Shareholders are soliciting your support and, ultimately, intend to solicit forms of proxy, to remove the current Board, fix the number of directors of the Company at six for the ensuing year, and to elect the following Concerned Shareholders’ nominees as directors of Snow Lake (collectively, the “Concerned Shareholders’ Nominees”): Dale Schultz, Nachum Labkowski, Leo Brian Imrie, Peretz Schapiro, Shlomo Kievman and Kathleen Skerrett. Each of these individuals has business experience, with Messrs. Schultz and Labkowski having served on the Board for an extensive period. We believe strongly that each of these individuals has the requisite knowledge, perspective and motivation to assist in attempting to deliver on Snow Lake’s potential value.

Further details concerning the Concerned Shareholders’ Nominees are contained in the accompanying notice of special meeting and information circular (the “Circular”). Capitalized terms used but not defined herein have the definitions ascribed to them in the enclosed Circular.

At the Meeting, Shareholders will have an opportunity to determine Snow Lake’s future by voting for change.

With your help, we will achieve a result at the Meeting that will serve the interests of all Shareholders.

Yours truly,

The Concerned Shareholders of Snow Lake

SNOW LAKE RESOURCES LTD.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that a special meeting (the “Meeting”) of holders (“Shareholders”) of common shares of Snow Lake Resources Ltd. (the “Company”) will be held virtually via live video webcast, available online using the Zoom meeting platform: https://us06web.zoom.us/j/81723767172 Meeting ID: 817 2376 7172 Passcode: 111 or alternatively Shareholders can attend via teleconference by calling +15873281099 (or use this link to find your local number https://us06web.zoom.us/u/kbynvJfhF7) Meeting ID: 817 2376 7172 Passcode: 111, on Wednesday, August 10, 2022 at 5:00 p.m. (Eastern Standard Time) for the following purposes:

1.Pursuant to subsection 104(1) of The Corporations Act (Manitoba) (the “MCA”), to remove all of the directors of the Company, including but not limited to, Philip Gross, Allan David Engel and Hadassah Slater, along with any other directors appointed following the date hereof;

2.Fix the number of directors at six for the ensuing year;

3.Pursuant to subsection 101(2) of the MCA, to elect, Dale Schultz, Nachum Labkowski, Brian Imrie, Peretz Schapiro, Kathleen Skerrett and Shlomo Kievman and to the board of directors of the Company to hold office until the next annual meeting of Shareholders, or until their earlier resignation or such time as their successors are duly elected or appointed in accordance with the Company's constating documents; and

4.To conduct such other business as may properly come before the Meeting, including any matter necessary to implement the foregoing.

IMPORTANT NOTICE

The Meeting will be held via teleconference and the Zoom meeting platform. In order to access the Meeting, Shareholders will have two options, being via teleconference or through the Zoom application, which requires internet connectivity.

Due to the ongoing concerns related to the spread of the coronavirus (COVID-19) pandemic and in order to protect the health and safety of Shareholders, employees, other stakeholders and the community, Shareholders will not be able to attend the Meeting in person and are strongly encouraged to listen to the Meeting via live webcast or teleconference and to vote on the matters before the Meeting by proxy (or voting instruction form) prior to the Meeting by one of the means described in the information circular dated July 18, 2022 (the “Circular”).

Accompanying this Notice of Special Meeting of Shareholders is the Circular, which has been prepared by certain Concerned Shareholders (as defined in the Circular) of the Company who are calling the Meeting pursuant to section 137(4) of the MCA as they delivered to the Company a requisition to hold a shareholders meeting, and the board of directors of the Company did not properly call a meeting within 21 days thereafter.

The Circular provides additional information relating to the matters to be dealt with at the Meeting and the instrument of proxy. In accordance with section 128(3) of the MCA, the board of directors of the Company (the “Snow Lake Board”) has not fixed a record date, and therefore, July 15, 2022, the close of business on the day immediately preceding this notice is the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting.

A Shareholder may attend the Meeting via videoconference or may be represented by proxy. Shareholders who are unable to attend the Meeting or any adjournments or postponements thereof by videoconference are requested to complete, date, sign and return the accompanying form of proxy for use at the Meeting or any adjournments or postponements thereof. To be effective, the enclosed form of proxy must be received by Endeavor Trust Corporation (“Endeavor”) by no later than 5 PM (Vancouver Time) on 8th August, 2022 or, in the case of any adjournment or postponement of the Meeting, by no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time for the adjourned or postponed meeting.

Shareholders are invited to attend the Meeting. Shareholders who are unable to attend the Meeting are requested to complete, date and sign the enclosed form of proxy and deliver it to Endeavor Trust Corporation (“Endeavor”) by fax at 1-604-559-8908, by email to proxy@endeavortrust.com, or by mail to Suite 702 - 777 Hornby Street, Vancouver, BC, V6Z 1S4.

Non-registered Shareholders who receive these materials through their broker or other intermediary, should complete and send the form of proxy in accordance with the instructions provided by their broker or intermediary.

To be effective, a proxy must be received no later than August 8, 2022 at 5:00 p.m. (Eastern Standard Time), or in the case of any adjournment of the Meeting, not less than 48 hours, Saturdays, Sundays and holidays excepted, prior to the time of the adjournment.

Dated this 18th day of July, 2022.

KUSHKUSH INVESTMENTS PLY LTD (ALEXANDRA DISCRETIONARY TRUST) Per: Chana Kimelman, Director (signed)	M + T K PTY LTD < MTK SUPERANNUATION FUND> Per: Moishe Kimelman, Director (signed)
DELAWARE IR LLC Per: Menachem Wagner, Manager (signed)	Benjamin Abraham Fogelgam Per: Benjamin Abraham Fogelgam (signed)
Nikola Najdoski Per: Nikola Najdoski (signed)	YUKOR MIPOZ PTY LTD Per: Mordechai Zalman Fixler, Director (signed)
OZZI PTY LTD Per: Mordechai Zalman Fixler, Director (signed)	DEERHUNTER INVESTMENTS PTY LTD Per: Romy Hersham, Director (signed)

SOLICITATION BY AND ON BEHALF OF

THE CONCERNED SHAREHOLDERS OF SNOW LAKE RESOURCES LTD. KUSHKUSH INVESTMENTS PLY LTD (ALEXANDRA DISCRETIONARY TRUST), M + T K PTY

LTD < MTK SUPERANNUATION FUND>, DELAWARE IR LLC, BENJAMIN ABRAHAM

FOGELGAM, NIKOLA NAJDOSKI, YUKOR MIPOZ PTY LTD, OZZI PTY LTD AND DEERHUNTER INVESTMENTS PTY LTD

FOR THE SUPPORT OF THE HOLDERS OF COMMON SHARES OF

SNOW LAKE RESOURCES LTD.

AT THE SPECIAL MEETING OF SNOW LAKE RESOURCES LTD. TO BE HELD ON AUGUST 10, 2022

INFORMATION CIRCULAR

This information circular, including any supplements hereto or amendments and restatements hereof (together, the “Circular”), prepared by Kushkush Investments Ply Ltd (Alexandra Discretionary Trust) (“Kushkush”), M

+ T K PTY LTD < MTK SUPERANNUATION FUND> (“M + T”), Delaware IR LLC (“Delaware IR”),

Benjamin Abraham Fogelgam, Nikola Najdoski, Yukor Mipoz Pty Ltd (“Yukor Mipoz”), Ozzi Pty Ltd (“Ozzi”) and Deerhunter Investments Pty Ltd (“Deerhunter”) (together, the “Concerned Shareholders”, “we” or “our”), solicit your SUPPORT for a change in the board of directors (the “Board”) of Snow Lake Resources Ltd. (“Snow Lake” or the “Company”).

In compliance with the solicitation requirements under applicable Canadian corporate and securities laws, the Concerned Shareholders have prepared this Circular so that they may have discussions with holders of common shares of the Company (“Shares”) regarding the Concerned Shareholders’ nominees for election to the Board.

Unless otherwise noted, the information concerning Snow Lake contained in this Circular has been taken from, or is based upon, publicly available documents or records on file with securities regulatory authorities and other public sources. Although the Concerned Shareholders have no knowledge that would indicate that any statement contained therein is untrue or incomplete, the Concerned Shareholders do not assume responsibility for the accuracy or completeness of such information or for any failure by Snow Lake to disclose material information which may affect the significance or accuracy of such information.

Information concerning Snow Lake is available on Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) at www.sec.gov.

Based upon publicly available information, the Company’s legal address is 242 Hargrave St #1700, Winnipeg, MB R3C 0V1 and the Company’s mailing address is PO Box 126, Simcoe, Ontario N3Y 4K8.

A copy of this Circular may be obtained under the Company’s issuer profile on EDGAR at www.sec.gov.

The Concerned Shareholders are soliciting your support and, ultimately, intend to solicit forms of proxy in support of the election at Snow Lake’s special meeting of holders (“Shareholders”) of Shares to be held on August 10, 2022, and at any and all adjournments or postponements of such meeting (the “Meeting”), to vote FOR the removal of the existing Board, to fix the number of directors to six for the ensuing year, and to elect the following Concerned Shareholders’ nominees as directors of Snow Lake: Dale Schultz, Nachum Labkowski, Leo Brian Imrie, Peretz Schapiro, Shlomo Kievman and Kathleen Skerrett. Further details concerning our proposed nominees are contained in this Circular.

This Circular contains details of the Meeting and instructions with regard to the completion and return of proxies to be provided by the Concerned Shareholders for use at the Meeting.

July 18, 2022

FORWARD-LOOKING STATEMENTS AND INFORMATION

Certain statements and information included, attached to or incorporated by reference, if any, into this Circular may contain “forward-looking statements” or “forward-looking information” within the meaning of applicable securities laws (collectively, the “forward-looking statements”), including, but not limited to, statements regarding the Meeting, the solicitation of proxies and voting in respect of the Meeting, the Concerned Shareholders, the intentions of the Concerned Shareholders or the Concerned Shareholders’ Nominees (as defined below), the impact of the Concerned Shareholders’ Nominees, if elected, on the financial condition, operations, business and strategies of Snow Lake and its shareholder value, the composition of the Board and the future plans or prospects of Snow Lake. All statements and information, other than statements of historical fact, included or incorporated by reference into this Circular are forward-looking statements, including, without limitation, statements regarding activities, events or developments that the Concerned Shareholders expect or anticipate may occur in the future. Such statements reflect the Concerned Shareholders’ current views and intentions with respect to future events and are subject to certain risks, uncertainties and assumptions. Forward- looking statements can usually be identified by the use of forward-looking words such as “will”, “expect”, “intend”, “plan”, “estimate”, “anticipate”, “believe” or “continue” or similar words and expressions or the negative thereof. There can be no assurance that the plans, intentions or expectations upon which such forward- looking statements and information are based will occur or, even if they do occur, will result in the performance, events or results expected.

We caution readers of this Circular not to place undue reliance on forward-looking statements and information contained in the Circular, which are not a guarantee of performance, events or results and are subject to a number of risks, uncertainties and other factors that could cause actual performance, events or results to differ materially from those expressed or implied by such forward-looking statements. These factors include: changes in Snow Lake’s strategies, plans or prospects; general economic, industry, business, regulatory and market conditions; actions of Snow Lake and its subsidiaries or competitors; the ability to implement business strategies and plans and pursue business opportunities and conditions in the pharmaceutical and biotechnology industries; risks relating to government regulation and changes thereto, including in respect of the regulations concerning Board composition, proxy solicitation and shareholder meetings; the state of the economy including general economic conditions globally and economic conditions in the jurisdictions in which Snow Lake operates; the unpredictability and volatility of Snow Lake’s share price; availability of sufficient financial resources to fund the Concerned Shareholders’ solicitation efforts; changes in commodity prices; currency fluctuations; changes in tax rates; government regulation of biotechnology and pharmaceuticals; and dilution and future sales of Shares. These factors should not be construed as exhaustive. Shareholders are cautioned that all forward-looking statements involve known and unknown risks and uncertainties, including those risks and uncertainties detailed in the continuous disclosure and other filings of Snow Lake and certain members of Snow Lake’s operational, compensation and other noted peer groups with applicable securities regulators, copies of which are available on the EDGAR at www.sec.gov. We urge you to carefully consider those risks and uncertainties. The forward- looking statements contained in this Circular are expressly qualified in their entirety by this cautionary statement. The Concerned Shareholders do not assume responsibility for the accuracy or completeness of the forward- looking statements. The forward-looking statements included in this Circular are made as of the date of this Circular and the Concerned Shareholders undertake no obligation to publicly update or revise such forward- looking statements to reflect new information, subsequent events or otherwise, except as required by applicable law.

PROXY CIRCULAR

This Circular and any form of proxy subsequently furnished in connection with this Circular, is being provided in connection with the solicitation by and on behalf of the Concerned Shareholders for your support and, ultimately, of proxies to be used at the Meeting. The information contained in this Circular is given as of the date of this Circular, except where otherwise noted.

This solicitation is not made by or on behalf of management of the Company.

The Concerned Shareholders are soliciting your support and, ultimately, intend to solicit forms of proxy for use at the Meeting for the election of the following six nominees (collectively, the “Concerned Shareholders’ Nominees”) as directors of Snow Lake: Dale Schultz, Nachum Labkowski, Leo Brian Imrie, Peretz Schapiro, Shlomo Kievman and Kathleen Skerrett.

THE REASON FOR THIS CIRCULAR

The Concerned Shareholders believe the Company has:

•failed to work with the Concerned Shareholders to develop a plan for the Company to address the readily apparent governance issues of the Company on a timely basis in an effort address the Company’s dramatic decline; and

•failed to call a special meeting of Shareholders requisitioned by the Concerned Shareholders.

The Concerned Shareholders Call a Special Meeting

The Concerned Shareholders concluded that it was necessary to requisition a special meeting of Shareholders to be held as soon as reasonably possible to vote on replacing the directors with new directors who were willing and able to assist with correcting the direction for the Company and recover shareholder value.

On June 8, 2022, the Concerned Shareholders requisitioned the Company’s directors to call a special meeting of Shareholders to be held not later than August 15, 2022. The purpose of the requisitioned meeting was to remove all of the members of the Board, fix the number of directors at six for the ensuing year, and to elect Dale Schultz, Nachum Labkowski, Leo Brian Imrie, Peretz Schapiro, Shlomo Kievman and Kathleen Skerrett as directors of the Company.

PARTICULARS OF MATTERS TO BE ACTED UPON

Removal of All Existing Directors

To the knowledge of the Concerned Shareholders, the current Board is comprised of the following five individuals: Philip Gross, Allan David Engel, Hadassah Slater, Dale Schultz, and Nachum Labkowski. Each such director currently holds office until the next annual meeting of the Company or until a successor is elected or appointed. Information regarding the current Board members’ location of residence, term of office, Board committee membership(s), present principal occupation, business or employment, positions held at the Company or any of its subsidiaries and securities of the Company or its subsidiaries beneficially held, other than in respect of Messrs. Schultz, and Labkowski, is not within the knowledge of the Concerned Shareholders, as the Concerned Shareholders only have access to public information regarding Snow Lake. For this information, please refer to the Company’s prospectus dated April 11, 2022 (the “April 2022 Prospectus”) and other continuous disclosure documents filed by the Company on EDGAR at www.sec.gov.

At the Meeting, the shareholders will be asked to consider and, if thought fit, to approve an ordinary resolution to remove all of the directors of the Company, including but not limited to, Philip Gross, Allan David Engel and

Hadassah Slater, along with any other directors appointed following the date hereof (the “Removal of the Directors Resolution”).

Unless otherwise directed, it is the intention of the persons named in the enclosed form of proxy to vote proxies IN FAVOUR of the Removal of the Directors Resolution as set out above. If you do not specify how you want your Shares to be voted at the Meeting, the persons named as proxyholders in the enclosed form of proxy will cast the votes represented by your proxy at the Meeting FOR the Removal of the Directors Resolution.

Number of Directors

To the knowledge of the Concerned Shareholders, the Board is currently composed of five directors. At the Meeting, the shareholders will be asked to consider and, if thought fit, to approve a special resolution fixing at six (6) the number of directors to be elected at the Meeting, to hold office until the close of the next annual meeting of Shareholders or until their successors are duly elected or appointed pursuant to the articles of the Company, unless their offices are earlier vacated in accordance with the provisions of the MCA or the Company’s articles (the “Fixing of the Directors Resolution”).

Unless otherwise directed, it is the intention of the persons named in the enclosed form of proxy to vote proxies IN FAVOUR of the Fixing of the Directors Resolution as set out above. If you do not specify how you want your Shares to be voted at the Meeting, the persons named as proxyholders in the enclosed form of proxy will cast the votes represented by your proxy at the Meeting FOR the Fixing of the Directors Resolution.

Election of Directors

At the Meeting, Shareholders will be asked to consider, and if thought appropriate, pass an ordinary resolution to elect Dale Schultz, Nachum Labkowski, Leo Brian Imrie, Peretz Schapiro, Shlomo Kievman and Kathleen Skerrett (the “Concerned Shareholders’ Nominees”) as directors of the Company to hold office until the close of the next annual meeting of Shareholders or until their successors are duly elected or appointed pursuant to the articles of the Company, unless their offices are earlier vacated in accordance with the provisions of the MCA or the Company’s articles.

The Concerned Shareholders unanimously recommends that the Shareholders vote their Shares FOR the election of the Concerned Shareholders’ Nominees.

Unless otherwise directed, it is the intention of the persons named in the enclosed form of proxy to vote proxies IN FAVOUR of the election of the Concerned Shareholders’ Nominees as directors of the Company as set out above. If you do not specify how you want your Shares to be voted at the Meeting, the persons named as proxyholders in the enclosed form of proxy will cast the votes represented by your proxy at the Meeting FOR the election of the Concerned Shareholders’ Nominees.

The Concerned Shareholders do not currently know which, if any, of these individuals Snow Lake will nominate for election to the Board at the Meeting.

Concerned Shareholders’ Nominees

The Concerned Shareholders propose to nominate the six qualified and experienced individuals set out below for election to the Board at the Meeting, three of which would be independent directors. The following table sets out, in respect of each Concerned Shareholders’ Nominee, the individual’s name, province or state and country of residence, the individual’s present occupation and principal occupation over the previous six years, and the number of Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, by such individual:

Name, Province or State and Country of ordinary residence, and position held with the Company(1)	Present Principal Occupation and Occupation(s) for the Previous Five Years	Date(s) serving as a Director	Number of Shares Beneficially Owned or Controlled (Directly or Indirectly)(3)
Dale Schultz Temagami, Ontario Director and VP of Resource Development Age: 56	VP of Resource Development of the Company	May 25, 2018	8,000(4)(5)
Nachum Labkowski New York, United States Director Chair of Audit Committee Chair of Nominating and Corporate Governance Committee Age: 37	Chief Executive Officer and principal investor in Halevi Enterprises	November 28, 2018	Nil(6)
Brian Imrie(2) Ontario, Canada Director Nominee Age: 61	Retired investment banker. Chairman of Debro Inc. Director of Edgewater Wireless Inc. Director of PPX Mining Corp.	N/A	Nil
Peretz Schapiro(2) Florida, United States Director Nominee Age: 32	Managing Director of Charidy Australia, Executive Director of Torian Resources Ltd. Non Executive Chairman of Monger Gold Ltd. Non Executive Chairman of Okapi Resources Limited.	N/A	Nil
Shlomo Kievman(2) New York, United States Director Nominee Age: 38	Principal of Crown Equities	N/A	1,200(7)
Kathleen Skerrett(2) Ontario, Canada Director Nominee Age: 52	Chair of the Securities Group at Gardiner Roberts LLP	N/A	Nil

Notes:

(1)The information concerning each of the Concerned Shareholders’ Nominees in this table has been furnished by the respective Concerned Shareholders’ Nominee.

(2)These Concerned Shareholders’ Nominees have not been and are not currently directors of the Company, nor have these Concerned Shareholders’ Nominees held any other position or office with the Company or any of its affiliates in the past five years.

(3)Reflects ownership as of the date hereof.

(4)In addition, as disclosed in the April 2022 Prospectus filed by the Company on EDGAR at www.sec.gov, Mr. Shultz personally holds warrants for the purchase of 4,000 Shares exercisable within 60 days of the April 2022 Prospectus and options for the purchase of 274,245 Shares exercisable within 60 days of the April 2022 Prospectus.

(5)DJS Consulting Inc, a sole proprietorship (“DJS”) was granted options for the purchase 160,000 Shares on May 25, 2019, having a weighted exercise price of C$2.50 per Share and a term of five years. DJS was also granted options for the purchase of 228,489 Shares on November 21, 2021, having a weighted average exercise price of US$7.50 per Share and a term of five years. The options issued on November 21, 2021are subject to vesting over a minimum of 12 months with no more than 1/4 of such options vesting in any three-month period. 114,245 of the options are exercisable within 60 days of the April 2022 Prospectus and 114,244 of the options are not considered to be beneficially owned at the time of the April 2022 Prospectus. Mr. Schultz, in his capacity as the sole proprietor of DJS, has the power to vote and the power to direct the disposition of all securities held by DJS.

(6)As disclosed in the April 2022 Prospectus, Mr. Labkowski personally holds options for the purchase of 203,997 Shares exercisable within 60 days of the April 2022 Prospectus. Mr. Labkowski was granted options to purchase 160,000 Shares on May 25, 2019, having a weighted average exercise price of C$2.50 per Share and a term of five years. Mr. Labkowski was granted options to purchase 97,771 Shares on November 21, 2021, having a weighted average exercise price of US$7.50 per Share and a term of five years. The options are subject to vesting over a minimum of 12 months with no more than 1/4 of such options vesting in any three-month period. 48,886 of the options are exercisable within 60 days of the date of the April 2022 Prospectus and 48,885 of the options are not considered to be beneficially owned at the time the April 2022 Prospectus.

(7)Held through IBH Capital LLC and Siri Funding LLC.

Each of the Concerned Shareholders’ Nominees, except Mr. Schultz, has consented to being named as a nominee in this Circular. It is not contemplated that any of the Concerned Shareholders’ Nominees will be unable to stand for election to the Board at the Meeting or to serve as a director if elected.

To the knowledge of the Concerned Shareholders, there are no arrangements or understandings between any of the Concerned Shareholders’ Nominees and any other person or company pursuant to which the Concerned Shareholders’ Nominees are to be elected. The Concerned Shareholders acknowledge that if the Concerned Shareholders’ Nominees are elected or appointed to the Board, all of their activities and decisions as a director will be governed by applicable law and subject to the directors’ fiduciary duties to the Company and the Shareholders, as applicable, and, as a result, there is, and can be, no agreement between the Concerned Shareholders’ Nominees and the Concerned Shareholders that governs the decisions which the Concerned Shareholders’ Nominees will make as directors of the Company.

If elected, each of the Concerned Shareholders’ Nominees and other elected members of the Board will hold office until the close of the Company’s next annual meeting of Shareholders or until a successor has been elected or appointed in accordance with the Company’s articles and by-laws, unless his or her office is earlier vacated. If elected, the Concerned Shareholders’ Nominees will be required to discharge their duties as directors of the Company consistent with all applicable legal requirements, including fiduciary obligations imposed on all corporate directors.

The Concerned Shareholders’ Nominees are highly experienced and qualified business leaders from a broad range of sectors. Each of the Concerned Shareholders’ Nominees is committed to using his own independent business judgment, gained over decades of business leadership, to create long-term value for all Shareholders.

Biographies for each of the Concerned Shareholders’ Nominees

Dale Schultz

Mr. Schultz has served as the Company’s VP of Resource Development since October 20, 2021 and as a member of the Board since May 2018. Mr. Schultz served as the Company’s Chief Operating Officer and Secretary from December 2019 to October 20, 2021. In 2019, Mr. Schultz also managed the exploration program on the Estelle project in Alaska for Nova Minerals Limited. From 2018 through 2019, he completed field mapping and sampling of the Temagami green stone belt for Temagami Gold Inc. and Progenitor Metals Corp. Between 2017 and 2018, Mr. Schultz managed a 4000m diamond drill campaign on the TBL property (now owned by the Company) for the previous operator, Nova Minerals Limited. From 2016 to 2017, while working for Cobalt Power, he logged core in the Northern Ontario Cobalt Mining Camp. Mr. Schultz has 30 years of exploration and mining experience through roles at Echo Bay Lupin Mine in the summer of 1986 and 1987, Claude Resources Seabee Mine from March of 1992 to April 1995, Battle Mountain’s Hemlo Camp and Kori Kollo

Mine from May of 1995 to April of 2000, and TVX New Britannia Mine, in Snow Lake, Manitoba, from December of 2002 to January 2004. Mr. Schultz has also provided geological consulting services in South and Central America and Asia, and is currently the Principle Geologist with DJS Consulting. He is a graduate of the University of Saskatchewan with a B.Sc. and M.Sc. in Geological Sciences and is a member of the Engineers and Geoscientists of Manitoba.

Nachum Labkowski

Mr. Labkowski has served as a member of the Board since November 2018. He is also Chair of the Company’s Audit Committee and the Company’s Nominating and Corporate Governance Committee. He is currently the Chief Executive Officer and principal investor in Halevi Enterprises, a private equity firm which Mr. Labkowski founded in 2010 that holds equity in more than 30 private companies and invests in real estate worldwide. Mr. Labkowski’s unique approach to investing has provided significant returns from those companies he has invested in to date.

Brian Imrie

Mr. Imrie is a retired investment banker with over 30 years of experience, primarily with global firms, providing advice and raising capital for companies in multiple industries. He was with Morgan Stanley in New York and Toronto from 1983-1997, Credit Suisse First Boston from 1997-2001, ran Mergers & Acquisitions for National Bank Financial from 2001-2008 and built and ran a global M&A business for KPMG Corporate Finance from 2009-2012. He was previously the Chairman/owner of Debro Inc, a chemical distribution company and serves on several other public and private boards. He received his MBA from Harvard University in 1987 and his BA in Economics from the University of Toronto in 1983.

Peretz Schapiro

Mr. Schapiro has a proven track record of developing and growing successful B2B SaaS platforms and consulting services, built on strong partnerships with some of Australia’s most reputable institutions. He is the Managing Director of Charidy.com, Australia’s premier crowdfunding platform and fundraising and marketing consultancy, raising over $100 million in the last two years alone. Mr. Schapiro has been a global investor for almost a decade and understands the fundamental parameters, strategic drivers, market requirements and what it takes for a high growth business. Mr. Schapiro has a professional background in management consulting, marketing, and fundraising. Mr. Schapiro holds a Masters degree in Applied Finance.

Shlomo Kievman

Mr. Kievman is an experienced director bringing his extensive experience as a leader in the procurement of ideas and concepts which exemplify American innovation. Mr. Kievman, who has managed and founded several ventures and businesses over the past two decades, has an in-depth understanding and operational capacity for planning and analysis, business plan development, forecasting, financial analysis, and capital commitment planning, as well as competitive analysis and bench marking, providing the tools required to succeed. His work in public and private sectors in the USA and abroad has included business development, financial modeling, action planning, and conceptual design. Mr. Kievman graduated university with honors with a reputation for success. He is the principal of Crown Equities an investment firm transforming the global resources sector, leading several global organizations.

Kathleen Skerrett

Ms. Skerrett is the Chair of the Securities Group at Gardiner Roberts LLP, specializing in advising clients on forming, financing, maintaining and reorganizing public companies. Ms. Skerrett was called to the Bar in Ontario in 1996 after earning a Bachelor of Laws from the University in Toronto in 1994. She also earned a Bachelor of Commerce degree from Trinity College, University of Toronto in 1991 and has completed the Canadian

Securities Course. Ms. Skerrett advises clients on all aspects of compliance with corporate and securities laws, including structuring of financing transactions, mergers and acquisition, corporate governance and continuous disclosure reporting. Ms. Skerrett has a broad breadth of industry experience including advising clients in the manufacturing, technology, financial and health and wellness sectors. In particular, she has developed a strong practice in the resource sector with expertise in both structuring mining related contracts and advising on additional public company compliance matters for this sector. Ms. Skerrett also provides advice on a variety of corporate matters to private entities. Ms. Skerrett has acted as a director and/or officer of number of public companies listed on all of the Canadian stock exchanges and is currently on the board of directors of the Canada’s National Ballet School Foundation.

Independence

Each of the Concerned Shareholders’ Nominees, except Mr. Schultz, are “independent” of Snow Lake within the meaning of National Instrument 58-101 – Disclosure of Corporate Governance Practices and National Instrument 52-110 – Audit Committees. Further, all of the Concerned Shareholders’ Nominees are “financially literate” and have the skills required in order to be members of the Audit Committee of Snow Lake. Following the election of the Concerned Shareholders’ Nominees, we expect that the resulting Board will be composed of a majority of independent directors.

Mr. Schultz has been an employee and/or executive officers of the Company within the past three financial years. Mr. Schultz has served as Snow Lake’s VP of Resource Development since October 20, 2021 and served as Snow Lake’s Chief Operating Officer and Secretary from December 2019 to October 20, 2021.

Cease Trade Orders and Bankruptcies

Except as disclosed below, to the knowledge of the Concerned Shareholders, no Concerned Shareholders’ Nominee (or a personal holding company of such Concerned Shareholders’ Nominees) is, or has been, within 10 years before the date of this Circular, a director or executive officer of any company that:

(a)was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, in each case, that was in effect for a period of more than 30 consecutive days (an “order”) that was issued while the Concerned Shareholders’ Nominee was acting in the capacity as a director or an executive officer;

(b)was subject to an order that was issued after the Concerned Shareholders’ Nominee ceased to be a director or executive officer in the company being the subject of an order and which resulted from an event that occurred while that Concerned Shareholders’ Nominee was acting in the capacity as director or executive officer; or

(c)has, while the Concerned Shareholders’ Nominee was acting in that capacity or within a year of ceasing to act in the capacity of a director or executive officer, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Ms. Skerrett had been serving as a director of Gemoscan Canada, Inc. from November 28, 2011 until she resigned on October 28, 2015. On January 12, 2016, Gemoscan Canada, Inc. entered bankruptcy proceedings pursuant to the Bankruptcy and Insolvency Act (Canada).

Mr. Imrie was a director of PPX Mining Corp. (“PPX”) when it was subject to a cease trade order issued by the British Columbia Securities Commission (the “BCSC”) and the Ontario Securities Commission (the “OSC”) on May 20, 2020 for PPX’s failure to file its annual financial statements for the year ended September 30, 2019 and related MD&A within the time prescribed under National Instrument 51-102 – Continuous Disclosure

Obligations (“NI 51-102”). The cease trade order was revoked on July 27, 2020 after PPX filed the required records. Mr. Imrie was a director of PPX when it was subject to a cease trade order issued by the BCSC and OSC on February 3, 2021 for PPX’s failure to file its annual financial statements for the year ended September 30, 2020 and related MD&A within the time prescribed under NI 51-102. The cease trade order was revoked on February 9, 2022 after PPX filed the required records.

Mr. Imrie was a director of Edgewater Wireless Systems Inc. (“Edgewater”) when on October 15, 2020, the OSC issued a cease trade order (the “OSC 2020 Order”) against Edgewater, to replace the management cease trade order issued by the OSC on October 9, 2020, for failure to file its (i) audited annual financial statements and related management’s discussion and analysis for the year ended April 30, 2020 and corresponding certifications of the foregoing (the “2020 Annual Records”); and (ii) interim financial statements and related management’s discussion and analysis for the interim period ended July 31, 2020 and corresponding certifications of the foregoing (the “2020 Interim Records”) within the time prescribed under NI 51-102. Mr. Imrie was a director of Edgewater at the time of the OSC 2020 Order. The OSC 2020 Order was revoked by the OSC on January 14, 2021 after Edgewater filed the 2020 Annual Records and the 2020 Interim Records.

To the knowledge of the Concerned Shareholders, none of the Concerned Shareholders’ Nominees have, within 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromised with creditors, or had a receiver, manager or trustee appointed to hold their assets.

Penalties and Sanctions

To the knowledge of the Concerned Shareholders, none of the Concerned Shareholders’ Nominees have been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority, entered into a settlement agreement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder making a decision about whether to vote for any Concerned Shareholders’ Nominee.

HOW THE CONCERNED SHAREHOLDERS WILL VOTE

At the Meeting, the representatives of the Concerned Shareholders currently intend, unless instructed otherwise by a Shareholder depositing a proxy, to cast the votes represented by each proxy deposited by Shareholders in favour of the Concerned Shareholders’ proxyholders FOR the Removal of the Directors Resolution, FOR the Fixing of the Directors Resolution and FOR the election of the six Concerned Shareholders’ Nominees to the Board, in place of any nominees to be proposed for election by the Company, although the actual number of Concerned Shareholders’ Nominees may be different, depending on the number of directors nominated by the Company for election at the Meeting. See “Election of Directors” for further details.

ABOUT THE CONCERNED SHAREHOLDERS

Kushkush Investments Ply Ltd (Alexandra Discretionary Trust)

Ms. Chana Kimelman is the owner, officer and director of Kushkush. The registered and head office of Kushkush is located at 7 Sarah Crescent, Templestowe, Victoria, Australia 3106.

Kushkush beneficially owns, directly or indirectly, or exercises control or direction over, a total of 338,118 Shares.

M + T K PTY LTD < MTK SUPERANNUATION FUND>

Mr. Moishe Kimelman and Mrs. Avital Kimelman are the owners, officers and directors of M + T. The registered and head office of M + T are located at 602/566 St Kilda Rd, Melbourne Vic, Australia 3004 and 234 Balaclava Rd Caulfield Vic, Australia 3163

M + T beneficially owns, directly or indirectly, or exercises control or direction over, a total of 51,338 Shares.

Delaware IR LLC

Mr. Menachem Wagner is the owner, officer and manager of Delaware IR. The registered and head office of Delaware IR is located at 8, The Green STE A Dover, Delaware 19901, United States.

Delaware IR beneficially owns, directly or indirectly, or exercises control or direction over, a total of 220,328 Shares.

Benjamin Abraham Fogelgam

Mr. Fogelgam’s principal business address is U4 93 Orrong Rd Elsternwick, 3185, Melbourne, Australia.

Mr. Fogelgam beneficially owns, directly or indirectly, or exercises control or direction over, a total of 67,194 Shares.

Nikola Najdoski

Mr. Najodski’s principal business address is 240 South Cct, Oran Park NSW, Australia 2570.

Mr. Najodski beneficially owns, directly or indirectly, or exercises control or direction over, a total of 112,043 Shares.

Yukor Mipoz Pty Ltd

Mr. Mordechai Zalman Fixler is the owner, officer and director of Yukor Mipoz. The registered and head office of Yukor Mipoz is located at 12 Liscard Street, Elsternwick Vic, Australia 3185.

Yukor Mipoz beneficially owns, directly or indirectly, or exercises control or direction over, a total of 45,580 Shares.

Ozzi Pty Ltd

Mr. Mordechai Zalman Fixler is the owner, officer and director of Ozzi. The registered and head office of Ozzi is located at 12 Liscard Street, Elsternwick Vic, Australia 3185.

Ozzi beneficially owns, directly or indirectly, or exercises control or direction over, a total of 45,580 Shares.

Deerhunter Investments Pty Ltd

Mr. Romy Hersham is the owner, officer and director of Deerhunter. The registered and head office of Deerhunter is located at 234 Balaclava Rd, Caulfield North VIC, Australia 3161.

Deerhunter beneficially owns, directly or indirectly, or exercises control or direction over, a total of 91,610 Shares.

DETAILS ABOUT THE MEETING

Shareholder participation at the Meeting is important to the Concerned Shareholders.

Due to the ongoing concerns related to the spread of the coronavirus (COVID-19) pandemic and in order to protect the health and safety of Shareholders, employees, other stakeholders and the community, Shareholders will not be able to attend the Meeting in person and are strongly encouraged to listen to the Meeting via live webcast or teleconference and to vote on the matters before the Meeting by proxy (or voting instruction form) prior to the Meeting by one of the means described in this Circular.

The following sections provide detailed information about the Meeting and how Shareholders can participate in the Meeting and vote their Shares.

Meeting Date, Time and Location

The Meeting will be held virtually via live video webcast, available online using the Zoom meeting platform: https://us06web.zoom.us/j/81723767172 Meeting ID: 817 2376 7172 Passcode: 111 or alternatively Shareholders can attend via teleconference by calling +15873281099 (or use this link to find your local number https://us06web.zoom.us/u/kbynvJfhF7) Meeting ID: 817 2376 7172 Passcode: 111, on Wednesday, August 10, 2022 at 5:00 p.m. (Eastern Standard Time).

Please note that you will not be able to vote via teleconference. If you intend to listen to the Meeting via teleconference you must vote by proxy prior to the Meeting. See “General Proxy Information – How to Vote.”

Quorum

The quorum for the transaction of business at the Meeting is not less than one shareholder personally present and holding or representing by proxy not less than 51% of all the votes entitled to be cast based on the number and class of shares then issued and for the time being enjoying voting rights at such meeting.

Participation at the Meeting

The procedures for participation at the Meeting are different for a Shareholder whose name appears on the Company’s records as a Shareholder (a “Registered Shareholder”) and a Beneficial Shareholder (as defined herein).

Registered Shareholders

Registered Shareholders may vote by proxy, as described below under “General Proxy Information – How to Vote – Registered Shareholders.”

Beneficial Shareholders

A Beneficial Shareholder that would like to vote at the Meeting must appoint themselves as a proxyholder, as described below under “General Proxy Information – How to Vote - Beneficial Shareholders” who have not appointed themselves as proxyholders will be able to participate as a guest but will not be able to vote or ask questions at the Meeting.

GENERAL PROXY INFORMATION

Who is Seeking my Vote?

The Concerned Shareholders are soliciting proxies from Shareholders for the Meeting. The costs incurred in the preparation and mailing of the form of proxy, notice and this Circular will be borne by the Concerned Shareholders, which shall be reimbursed by the Company pursuant to section 137(6) of the MCA. In addition to solicitation by mail, proxies may be solicited by personal interviews, telephone or other means of communication and by the Concerned Shareholders, and their agents, who will not be specifically remunerated therefor. The Concerned Shareholders may engage the services of one or more agents and authorize other persons to assist it in soliciting proxies on behalf of the Concerned Shareholders.

This solicitation is not made by or on behalf of management of the Company.

Who can Vote?

Shareholders at the close of business on July 15, 2022 (the “Record Date”) are entitled to receive notice of, and to vote at, the Meeting. To the extent a Shareholder transfers the ownership of any of their Shares after the Record Date and the transferee of those Shares establishes that they own such Shares and requests, at least ten days before the Meeting, to be included in the list of Shareholders eligible to vote at the Meeting, such transferee will be entitled to vote those Shares at the Meeting.

How to Vote

The procedures for voting are different for a Registered Shareholder and a Beneficial Shareholder.

Registered Shareholders

A Registered Shareholder may vote by proxy or they may appoint another person, who does not have to be a Shareholder, as their proxy to vote in their place. The persons named in the enclosed form of proxy are nominees of the Concerned Shareholders.

Appointment of Proxies

The persons named in the accompanying form of proxy (the “proxy”) are representatives of the Concerned Shareholders. A Shareholder has the right to appoint a person (who need not be Shareholder) to attend and act for him/her on his/her behalf at the meeting other than the persons named in the enclosed proxy. To exercise this right, a Shareholder may strike out the names of the persons named in the proxy and insert the name of his/her nominee in the blank space provided, or complete another proxy. A proxy will not be valid unless it is received by Endeavor Trust Corporation by fax at 1-604-559-8908, by email to proxy@endeavortrust.com, or by mail to Suite 702 - 777 Hornby Street, Vancouver, BC, V6Z 1S4, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Meeting or any adjournment thereof. Alternatively, proxies may be voted online by following the instructions contained in the proxy.

The proxy must be signed by the Shareholder or by his/her attorney in writing, or, if the Shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer.

All Shares represented at the Meeting by properly completed forms of proxy will be voted or withheld from voting in accordance with the specifications of the Registered Shareholder contained in the proxy. In the absence of such specification, such Shares will be voted in favour of the matters set forth in this Circular. All Shares represented at the Meeting will be voted or withheld from voting in accordance with the instructions of the Shareholder on any ballot that may be called. The form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the notice and with respect to other matters which may properly come before the Meeting or any adjournment(s) thereof.

Corporate Shareholders

Any Shareholder that is a corporation may, by resolution of its directors or other governing body, authorize such person as it thinks fit to exercise, in respect of and at the Meeting, the same powers on behalf of the corporation as that corporation could exercise if it were an individual Shareholder personally present, including the right (unless restricted by such resolution) to appoint a proxyholder to represent such corporation. Evidence in writing of the appointment of any such representative should accompany a corporate Shareholder’s completed proxy.

Beneficial Shareholders

Information for Beneficial Shareholders

Only those persons whose names appear on the register of the Company as an owner of Shares (collectively, the “Registered Holders”) or duly appointed proxyholders are permitted to vote at the Meeting. Shareholders may be “non-registered” Shareholders because the Shares they own are not registered in their names but are instead registered in the name of an intermediary through which they hold the Shares. More particularly, if a person is not a Registered Holder in respect of Shares which are held on behalf of that person (the “Beneficial Shareholder”) but which are registered either: (i) in the name of an intermediary that the Beneficial Shareholder deals with in respect of the Shares (intermediaries include, among others, banks, trust companies, nominees, securities dealers or brokers, and trustees or administrators of self- administered registered retirement savings plans, registered retirement income funds, registered education savings plans or tax free savings accounts and similar plans or other intermediaries); or (ii) in the name of a clearing agency (such as CDS & Co., the registration name for CDS Clearing and Depository Services Inc.) of which the intermediary is a participant. Shares so held by intermediaries can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, intermediaries are prohibited from voting Shares held for Beneficial Shareholders. Therefore, Beneficial Shareholders should ensure that instructions respecting the voting of their Shares are communicated to the appropriate person or that the Shares are duly registered in their name well in advance of the Meeting.

Applicable regulatory policy requires intermediaries to seek voting instructions from Beneficial Shareholders in advance of Shareholder meetings. Every intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their Shares are voted at the Meeting. Often, the voting instruction form supplied to a Beneficial Shareholder by its intermediary is identical to the form of proxy provided to Registered Holders; however, its purpose is limited to instructing the registered Shareholder how to vote on behalf of the Beneficial Shareholder. Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Shares registered in the name of its intermediary, it may attend at the Meeting as a proxyholder for the Registered Holder and vote its Shares in that capacity. Should a Beneficial Shareholder wish to vote at the Meeting, in person, it should enter its own name in the blank space on the form of proxy provided to the Beneficial Shareholder and return the document to its intermediary (or the agent of such intermediary) in accordance with the instructions provided by such intermediary or agent well in advance of the Meeting.

Certain Shares may be held by Beneficial Shareholders. Most intermediaries delegate responsibility for obtaining voting instructions from their clients to Broadridge Financial Solutions Inc. (“Broadridge”). Broadridge typically mails a scannable voting instruction form (the “Voting Instruction Form”) in lieu of the form of proxy provided by the Concerned Shareholder.

Beneficial Shareholders can vote by proxy in the following ways:

•complete and return the Voting Instruction Form to Broadridge;

•call the toll-free telephone number (1-800-474-7493); or

•access Broadridge’s dedicated voting website at www.proxyvote.com to deliver their voting instructions.

Broadridge will tabulate the results of all instructions received and provide appropriate instructions respecting the voting of Shares to be represented at the Meeting. The Voting Instruction Form must be returned as directed by Broadridge well in advance of the Meeting in order to have the Shares voted. Beneficial Shareholders cannot use the Voting Instruction Form to vote Shares directly at the Meeting.

If the Beneficial Shareholder wishes to vote their Shares at the Meeting, it must do so as proxyholder for the Registered Shareholder. To do this, the Beneficial Shareholder should enter their name in the blank space on the Voting Instruction Form provided and return the same to their broker or other intermediary (or the agent of such broker or other intermediary) in accordance with the instructions provided by such broker, intermediary or agent well in advance of the Meeting.

There are two categories of Beneficial Shareholders for the purposes of applicable securities regulatory policy in relation to the mechanism of dissemination to Beneficial Shareholders of proxy-related materials and other securityholder materials and the request for voting instructions from such Beneficial Shareholders. Non- objecting beneficial owners (“NOBOs”) are Beneficial Shareholders who have advised their intermediary (such as brokers or other nominees) that they do not object to their intermediary disclosing ownership information to the Company, consisting of their name, address, e-mail address, securities holdings and preferred language of communication. Securities legislation restricts the use of that information to matters strictly relating to the affairs of the Company. Objecting beneficial owners (“OBOs”) are Beneficial Shareholders who have advised their intermediary that they object to their intermediary disclosing such ownership information to the Company.

In accordance with the requirements of NI 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), the Concerned Shareholders are sending the notice, this Circular and a voting instruction form or a proxy, as applicable (collectively, the “Meeting Materials”), indirectly through intermediaries to NOBOs and OBOs. NI 54-101 permits the Concerned Shareholders to obtain a list of its NOBOs from intermediaries and use such NOBO list for the purpose of distributing the Meeting Materials directly to, and seeking voting instructions directly from, such NOBOs. As a result, the Concerned Shareholders are entitled to deliver Meeting Materials to Beneficial Shareholders in two manners: (a) directly to NOBOs and indirectly through intermediaries to OBOs; or (b) indirectly to all Beneficial Shareholders through intermediaries. In accordance with the requirements of NI 54-101, the Concerned Shareholders are sending the Meeting Materials indirectly through intermediaries to all Beneficial Shareholders. The Concerned Shareholders do not intend to pay for the fees and expenses of intermediaries for their services in delivering the Meeting Materials to the Beneficial Shareholders in accordance with NI 54-101; Beneficial Shareholders will not receive the materials unless their intermediary assumes the cost of delivery.

Revocation of Proxies.

A Shareholder who has given a proxy may revoke the proxy by:

(a)by completing and signing a valid proxy bearing a later date and returning it in accordance with the instructions contained in the form of proxy to be provided by the Concerned Shareholders,

or as otherwise provided in the Concerned Shareholders’ Circular;

(b)by depositing an instrument in writing executed by you or by your attorney authorized in writing, as the case may be: (i) at the registered office of the Company, at any time up to and including the last business day preceding the day of the Meeting or any adjournment or postponement of the Meeting; or (ii) with the Chair of the Meeting prior to its commencement on the day of the Meeting or any adjournment or postponement of the Meeting; or

(c)in any other manner permitted by law.

Voting of Shares Represented by Proxy

The Concerned Shareholders’ representatives designated in the proxy to be deposited by you once such form of proxy is made available by the Concerned Shareholders, as provided in this Circular, will vote (or withhold from voting) your Shares represented by that proxy in accordance with your instructions on any ballot that may be called at the Meeting.

If you specify a choice with respect to voting in the form of proxy to be provided by the Concerned Shareholders, your Shares will be voted or withheld accordingly. If you do not specify a choice in such proxy or in an otherwise valid proxy, your Shares to which the proxy pertains will be voted FOR the election of the six Concerned Shareholders’ Nominees to the Board, and otherwise in the manner described this Circular.

The form of proxy to be provided by the Concerned Shareholders with this Circular will confer discretionary authority upon the persons named therein to vote in the judgment of those persons in respect of amendments or variations, if any, which may properly come before the Meeting. As of the date of this Circular, the Concerned Shareholders know of no other matters to come before the Meeting other than as set forth herein. Should any other matters properly come before the Meeting, Shares represented by the relevant proxies will be voted on those matters in accordance with the judgment of the Concerned Shareholders’ representatives designated in the form of proxy to be provided by the Concerned Shareholders.

Solicitation of Proxies

This solicitation is made by the Concerned Shareholders and is not made by or on behalf of management of the Company. Proxies for the Meeting may be solicited by mail, telephone, email or other electronic means as well as by newspaper or other media advertising, and in person by the Concerned Shareholders. In addition, the Concerned Shareholders may solicit proxies in reliance upon the public broadcast exemption to the solicitation requirements under applicable Canadian corporate and securities laws, conveyed by way of public broadcast, including through press releases, speeches or publications, and by any other manner permitted under applicable Canadian laws. The Concerned Shareholders may engage the services of one or more agents and authorize other persons to assist it in soliciting proxies on behalf of the Concerned Shareholders.

No person is authorized to give information or to make any representations other than those contained in this Circular and, if given or made, such information or representations must not be relied upon as having been authorized by the Concerned Shareholders to be given or made.

In addition to solicitation by mail, proxies may be solicited by personal interviews, telephone or other means of communication and by the Concerned Shareholders, and their agents, who will not be specifically remunerated therefor. The Concerned Shareholders may engage the services of one or more agents and authorize other persons to assist it in soliciting proxies on behalf of the Concerned Shareholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

Shareholders Entitled to Vote

As of July 18, 2022, the authorized share capital of the Company consisted of an unlimited number of Shares, and an unlimited number of preferred shares, of which 17,904,232 Shares were issued and outstanding. In accordance with section 128(3) of the MCA, the Snow Lake Board has not fixed a record date, and therefore, July 15, 2022 is the Record Date for the determination of Shareholders entitled to notice of and to vote at the Meeting. Each registered Shareholder and duly appointed and registered proxyholder is entitled to 1 vote per Share held as of the Record Date.

Principal Holders

Information regarding the beneficial ownership, control or direction over Shares held by Shareholders other than the Concerned Shareholders is not within the knowledge of the Concerned Shareholders. For this information, please refer to the continuous disclosure documents filed by the Company on EDGAR at www.sec.gov.

As of July 18, 2022, to the knowledge of the Concerned Shareholders, the following persons beneficially own, control or direct, directly or indirectly, voting securities carrying 10% or more of the voting rights attached to the issued and outstanding Shares:

Name	Type of Ownership	Number of Shares Owned(1)	Percentage of Total Eligible Votes(1)
Nova Minerals Limited	Direct	6,600,000	36.86%

Notes:

(1)On the basis of 17,904,232 Shares outstanding as of July 18, 2022, according to the records known to the Concerned Shareholders. Each Share has 1 vote per Share. Except as required by the MCA or the Company’s by-laws, the holders of the Shares vote together as a single class on all matters at meetings of the Shareholders.

(2)Information as at the date hereof, based on information provided by the Concerned Shareholders.

As of the date of this Circular, to the knowledge of the Concerned Shareholders, the Concerned Shareholders’ Nominees and their associates own, control or direct the following Shares.

Name	Type of Ownership	Number of Shares Owned(1)	Percentage of Total Eligible Votes(2)
Dale Schultz	Direct	8,000(3)(4)	0.04%
Nachum Labkowski	N/A	Nil(5)	Nil
Brian Imrie	N/A	Nil	Nil
Peretz Schapiro	N/A	Nil	Nil
Shlomo Kievman	Indirect(6)	1,200	0.01%
Kathleen Skerrett	N/A	Nil	Nil

Notes:

(1)Information as at the date hereof, based on information provided by the Concerned Shareholders. Each Share has 1 vote per Share. Except as required by the MCA or the Company’s by-laws, the holders of the Shares a vote together as a single class on all matters at meetings of the Shareholders.

(2)On the basis of 17,904,232 Shares outstanding as of July 18, 2022, according to the records known to the Concerned Shareholders.

(3)In addition, as disclosed in the April 2022 Prospectus filed by the Company on EDGAR at www.sec.gov, Mr. Shultz personally holds warrants for the purchase of 4,000 Shares exercisable within 60 days of the April 2022 Prospectus and options for the purchase of 274,245 Shares exercisable within 60 days of the April 2022 Prospectus.

(4)DJS was granted options for the purchase 160,000 Shares on May 25, 2019, having a weighted exercise price of C$2.50 per Share and a term of five years. DJS was also granted options for the purchase of 228,489 Shares on November 21, 2021, having a weighted average exercise price of US$7.50 per Share and a term of five years. The options issued on November 21, 2021 are subject to vesting over a minimum of 12 months with no more than 1/4 of such options vesting in any three-month period. 114,245 of the options are exercisable within 60 days of the April 2022 Prospectus and 114,244 of the options are not considered to be beneficially owned at the time of the April 2022 Prospectus. Mr. Schultz, in his capacity as the sole proprietor of DJS, has the power to vote and the power to direct the disposition of all securities held by DJS.

(5)As disclosed in the April 2022 Prospectus, Mr. Labkowski personally holds options for the purchase of 203,997 Shares exercisable within 60 days of the April 2022 Prospectus. Mr. Labkowski was granted options to purchase 160,000 Shares on May 25, 2019, having a weighted average exercise price of C$2.50 per Share and a term of five years. Mr. Labkowski was granted options to purchase 97,771 Shares on November 21, 2021, having a weighted average exercise price of US$7.50 per Share and a term of five years. The options are subject to vesting over a minimum of 12 months with no more than 1/4 of such options vesting in any three-month period. 48,886 of the options are exercisable within 60 days of the date of the April 2022 Prospectus and 48,885 of the options are not considered to be beneficially owned at the time the April 2022 Prospectus.

(6)Held through IBH Capital LLC and Siri Funding LLC.

EXECUTIVE COMPENSATION, INDEBTEDNESS, MANAGEMENT CONTRACTS AND EQUITY COMPENSATION PLANS

Except as otherwise disclosed in this Circular with respect to the Concerned Shareholders, information regarding: (i) the compensation of executives and directors of the Company (including the information prescribed by Form 51-102F6 – Statement of Executive Compensation); (ii) the indebtedness of the Company’s directors and officers or their respective associates to the Company or any of the Company’s subsidiaries; (iii) management contracts that may be in place at the Company; and (iv) securities authorized for issuance under the Company’s equity compensation plans is not within the knowledge of the Concerned Shareholders. For this information, please refer to the Company’s continuous disclosure documents on EDGAR at www.sec.gov.

To the knowledge of the Concerned Shareholders, none of the Concerned Shareholders’ Nominees, or any of their associates or affiliates, are or have been indebted, at any time since the beginning of the last completed financial year of Snow Lake, to Snow Lake or any of its subsidiaries or have indebtedness to another entity which is the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding provided by Snow Lake or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS AND INTEREST OF CERTAIN PERSONS IN MATTERS TO BE

ACTED UPON AT THE MEETING

To the knowledge of the Concerned Shareholders, none of the Concerned Shareholders, the Concerned Shareholders’ Nominees or any associates or affiliates of the Concerned Shareholders or the Concerned Shareholders’ Nominees, have:

•any material interest, direct or indirect, in any transaction since the beginning of the Company’s most recently completed financial year or in any proposed transaction that has materially affected or would materially affect the Company or any of its subsidiaries; or

•any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter currently known to be acted upon at the Meeting, other than the election of directors.

Except as disclosed above, information concerning any material interests, direct or indirect, of any director or executive officer of the Company, any other “informed person” (as such term is defined in National Instrument 51-102 – Continuous Disclosure Obligations), any person who, to the knowledge of the directors or officers of the Company, beneficially owns or exercises control or direction over securities carrying more than 10% of the voting rights attached to any class of outstanding voting securities of the Company or any associate or affiliate of any of the foregoing, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries, or in any matter to be acted upon at the Meeting, is not within the knowledge of the Concerned Shareholders.

INFORMATION CONTAINED IN THIS CIRCULAR

Certain information concerning the Company contained in this Circular has been taken from or is based upon publicly available documents or records on file with securities regulatory authorities and other public sources. Although the Concerned Shareholders have no knowledge that would indicate that any statements contained in this Circular that are taken from or based upon those documents and records or other public sources are untrue or incomplete, the Concerned Shareholders do not assume and expressly disclaim any responsibility for the accuracy or completeness of the information taken from or based upon those documents, records and other public sources, or for any failure by the Company to publicly disclose events or facts that may have occurred or that may affect the significance or accuracy of any such information, but that are unknown to the Concerned Shareholders.

This Circular does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation of an offer or proxy solicitation. The delivery of this Circular will not, under any circumstances, create an implication that there has been no change in the information set forth herein since the date as of which such information is given in this Circular.

INFORMATION REGARDING THE COMPANY

Additional information relating to the Company can be found under the Company’s profile on EDGAR at www.sec.gov. Financial information regarding the Company is provided in its audited financial statements and management’s discussion and analysis for its most-recently completed financial year, which can be found under the Company’s issuer profile on EDGAR and on the Company’s website www.SnowLakeLithium.com. In addition, a Shareholder may obtain copies of the Company’s financial statements and management’s discussion and analysis, by contacting the Company by mail at 242 Hargrave St #1700, Winnipeg, MB R3C 0V1 or by email at ir@snowlakelithium.com.

APPOINTMENT OF AUDITOR

The Company’s auditor is De Visser Gray LLP, of Vancouver, British Columbia. The auditor was first appointed in 2019 and will hold office until the next annual general meeting of the Shareholders or until its successor is appointed.

CERTIFICATE OF CONCERNED SHAREHOLDERS

Information contained herein, unless otherwise indicated, is given as of the date hereof. The contents and sending of this Circular have been approved by the Concerned Shareholders. A copy of this Circular has been sent to Snow Lake Resources Ltd., each director of Snow Lake Resources Ltd., each Shareholder of Snow Lake Resources Ltd. and the auditor of Snow Lake Resources Ltd.

July 18, 2022

KUSHKUSH INVESTMENTS PLY LTD (ALEXANDRA DISCRETIONARY TRUST)

(Signed) “Chana Kimelman”

Chana Kimelman, Director

M + T K PTY LTD < MTK SUPERANNUATION FUND>

(Signed) “Moishe Kimelman”

Moishe Kimelman, Director

DELAWARE IR LLC

(Signed) “Menachem Wagner”

Menachem Wagner, Manager

(Signed) “Benjamin Abraham Fogelgam”

Benjamin Abraham Fogelgam

(Signed) “Nikola Najdoski”

Nikola Najdoski

YUKOR MIPOZ PTY LTD

(Signed) “Mordechai Zalman Fixler”

Mordechai Zalman Fixler, Director

OZZI PTY LTD

(Signed) “Mordechai Zalman Fixler”

Mordechai Zalman Fixler, Director

DEERHUNTER INVESTMENTS PTY LTD

(Signed) “Romy Hersham”

Romy Hersham, Director

SNOW LAKE RESOURCES LTD.

SUPPLEMENT TO INFORMATION CIRCULAR DATED JULY 18, 2022

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 10, 2022

DATED JULY 18, 2022

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SUPPLEMENT TO INFORMATION CIRCULAR

This supplement (the “Supplement”) modifies and supplements the Information Circular of the Concerned Shareholders of Snow Lake Resources Ltd. (the “Company”) dated July 18, 2022 (the “Circular”). This Supplement shall form part of and be deemed to be included in the Circular. To the extent that any statement contained in this Supplement modifies, supplements or amends any statement contained in the Circular, such statement in the Circular shall be deemed to be so modified, supplemented or amended. Any capitalized terms used but not defined in this Supplement shall have the meaning ascribed to such terms in the Circular. This Supplement is being provided to the Company’s shareholders to update the issued and outstanding Shares of the Company as of July 15, 2022. Except as set forth in this Supplement, the Circular remains unchanged from the version distributed to shareholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

Shareholders Entitled to Vote

As of July 18, 2022, the authorized share capital of the Company consisted of an unlimited number of Shares, and an unlimited number of preferred shares, of which 17,924,758 Shares were issued and outstanding. In accordance with section 128(3) of the MCA, the Snow Lake Board has not fixed a record date, and therefore, July 15, 2022 is the Record Date for the determination of Shareholders entitled to notice of and to vote at the Meeting. Each registered Shareholder and duly appointed and registered proxyholder is entitled to 1 vote per Share held as of the Record Date.

Principal Holders

Information regarding the beneficial ownership, control or direction over Shares held by Shareholders other than the Concerned Shareholders is not within the knowledge of the Concerned Shareholders. For this information, please refer to the continuous disclosure documents filed by the Company on EDGAR at www.sec.gov.

As of July 18, 2022, to the knowledge of the Concerned Shareholders, the following persons beneficially own, control or direct, directly or indirectly, voting securities carrying 10% or more of the voting rights attached to the issued and outstanding Shares:

Name	Type of Ownership	Number of Shares Owned(1)	Percentage of Total Eligible Votes(1)
Nova Minerals Limited	Direct	6,600,000	36.82%

Notes:

(1)On the basis of 17,924,758 Shares outstanding as of July 18, 2022, according to the records known to the Concerned Shareholders. Each Share has 1 vote per Share. Except as required by the MCA or the Company’s by-laws, the holders of the Shares vote together as a single class on all matters at meetings of the Shareholders.

(2)Information as at the date hereof, based on information provided by the Concerned Shareholders.

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SNOW LAKE RESOURCES INC.
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 10, 2022

PROXY

This proxy is solicited by or on behalf of Kushkush Investments Ply Ltd (Alexandra Discretionary Trust), M + T K PTY LTD < MTK SUPERANNUATION FUND>, Delaware IR LLC, Benjamin Abraham Fogelgarn, Nikola Najdoski, Yukor Mipoz Pty Ltd, Ozzi Pty Ltd and Deerhunter Investments Pty Ltd (the "Concerned Shareholders") with respect to Snow Lake Resources Ltd. (the "Company").

Appointment of Proxyholder
I/We being the undersigned holder(s) of common shares of the **Snow Lake Resources Ltd.** hereby appoint **Nachum Labkowski**, or failing this person, Benjamin Abraham Fogelgarn

OR

Print the name of the person you are appointing if this person is someone other than the Nominees listed herein:

☐

as my/our proxyholder with full power of substitution and to attend, act, and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the **Special Meeting of shareholders of the Company to be held via live video webcast, available online using the Zoom meeting platform: https://us06web.zoom.us/j/81723767172 Meeting ID: 817 2376 7172 Passcode: 111 or alternatively shareholders can attend via teleconference by calling +15873281099 (or use this link to find your local number https://us06web.zoom.us/u/kbynvJfhF7) Meeting ID: 817 2376 7172 Passcode: 111 on August 10, 2022 at 5:00 p.m. (Eastern Standard Time)** any adjournment or postponement thereof (the "**Meeting**"), to the same extent and with the same power as if the undersigned were personally present at the Meeting or such adjournment or postponement thereof. The undersigned hereby directs the proxyholder to vote, withhold from voting or abstain from voting the securities of the Company recorded in the name of the undersigned as specified herein.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT

	For	Against
1. **Removal of Existing Directors.** To remove all current directors from the board of directors including but not limited to, Philip Gross, Allan David Engel and Hadassah Slater, along with any other directors appointed following the date hereof.	☐	☐
2. **Fixing the Number of Directors.** To set the number of directors to be elected at the Meeting to at six (6).	☐	☐

3. **Election of Directors.**	For	Withhold		For	Withhold		For	Withhold
a. **Dale Schultz**	☐	☐	b. **Nachum Labkowski**	☐	☐	c. **Brian Imrie**	☐	☐
d. **Peretz Schapiro**	☐	☐	e. **Shlomo Kievman**	☐	☐	f. **Kathleen Skerrett**	☐	☐

Authorized Signature(s) – This section must be completed for your instructions to be executed.

I/we authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints Nachum Labkowski, or failing this person, Benjamin Abraham Fogelgarn, this proxy will be voted **FOR** each of the nominees listed on this proxy under matter 3,and voted **FOR** matter 1 and 2.

Signature(s):

Signature of Shareholder

Date

/ /2022

MM / DD / YY

Name of Shareholder (Please Print)

SNOW LAKE RESOURCES INC.

This form of proxy is solicited by and on behalf of Concerned Shareholders.

Proxies must be received by 5:00 p.m., Eastern Standard Time, on August 8, 2022.

Notes to Proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than Nachum Labkowski or Benjamin Abraham Fogelgarn, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one holder (for example, joint ownership, trustees, executors, etc.) then all of the registered owners must sign this proxy in the space provided on the reverse. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.
3. This proxy should be signed in the exact manner as the name(s) appears on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by the holder.
5. **The securities represented by this proxy will be voted, withheld from voting as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints Nachum Labkowski, or failing this person, Benjamin Abraham Fogelgarn, this proxy will be voted FOR each of the nominees listed on this proxy under matter 3, and voted FOR matter 1 and 2.**
6. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments to matters identified in the Concerned Shareholders' circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law.
8. This proxy should be read in conjunction with the accompanying documentation provided by Concerned Shareholders.

Proxies submitted must be received by 5:00 p.m, Eastern Standard Time, on Monday August 8, 2022, or in the case of any adjournment or postponement of the Meeting not less than 48 hours (Saturdays, Sundays and holidays excepted) before the time of the adjourned or postponed meeting.

VOTING METHODS	
MAIL or HAND DELIVERY	Endeavor Trust Corporation 702 – 777 Hornby Street Vancouver, BC V6Z 1S4
FACSIMILE – 24 Hours a Day	604-559-8908
EMAIL	proxy@endeavortrust.com
ONLINE	As listed on Form of Proxy or Voter Information Card

If you vote by FAX, EMAIL or On-Line, DO NOT mail back this proxy.